Exhibit 99.1

News From

Walgreen Co. Corporate Communications • 200 Wilmot Road • Deerfield, Ill. 60015 • (847) 914-2500

Contact:	For Walgreens	For drugstore.com
	Media:	Brinlea Johnson
	Michael Polzin	(212) 331-8424
	(847) 315-2920	brinlea@blueshirtgroup.com
michael.polzin@walgreens.com

Investors:
Rick Hans, CFA
847-315-2385
rick.hans@walgreens.com

FOR IMMEDIATE RELEASE	http://news.walgreens.com
www.drugstore.com
Walgreens to Acquire Online Retailer drugstore.com, inc.
Acquisition advances Walgreens position as most convenient multi-channel retailer in
America for health and daily living needs
DEERFIELD, Ill., and BELLEVUE, Wash., March 24, 2011 — Walgreen Co. (NYSE, NASDAQ: WAG) and online retailer drugstore.com, inc. (NASDAQ: DSCM) today announced a definitive merger agreement pursuant to which Walgreens will acquire drugstore.com in a transaction with a total enterprise value of approximately $409 million.
“Our acquisition of drugstore.com today significantly accelerates our online strategy to leverage the best community store network in America by becoming the most convenient choice for health and daily living needs whether customers shop online or in our stores,” said Walgreens President and CEO Greg Wasson. “This acquisition offers a unique opportunity that will provide us immediate access to more than 3 million savvy, online loyal customers, and will allow us to move even closer to our existing customers through relationships with new vendors and partners, adding approximately 60,000 products to our already strong online offering. Importantly,
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drugstore.com’s well-recognized presence in the health, personal care, beauty and vision categories, including such strong websites as drugstore.com™, Beauty.com™, SkinStore.com™ and VisionDirect.com™, will complement and extend many of our own multi-channel initiatives that have been driving growth in our business. As a result, we are positioned better than ever to be the most convenient multi-channel retailer of health and daily living needs in America — offering customers what they want, when they want it and where they want it.”
Under the terms of the merger agreement, drugstore.com stockholders will receive $3.80 in cash for each share of stock, which represents an equity value of approximately $429 million. The price per share is a premium of approximately 102 percent over drugstore.com’s 30-day average closing stock price, and a premium of approximately 113 percent over the closing price of drugstore.com’s common stock on March 23, 2011, the last trading day prior to today’s announcement.
Consummation of the merger is subject to customary conditions, including satisfaction of regulatory requirements and approval of the transaction by drugstore.com’s stockholders. Walgreens will fund the acquisition with existing cash and anticipates the merger will close by the end of June 2011. The definitive agreement was unanimously approved by drugstore.com’s board of directors, and drugstore.com’s board recommends that the company’s stockholders vote in favor of the transaction.
“We believe the acquisition of drugstore.com by Walgreens is a great fit for all of our constituencies,” said Dawn Lepore, drugstore.com CEO and Chairman. “drugstore.com benefits from this transaction by joining the largest and most trusted drugstore chain in the U.S. Our growth strategies are perfectly aligned, and Walgreens will be able to accelerate and expand the investments necessary to achieve our vision and growth opportunities. Our goal consistently has been to create value for our customers, employees and shareholders. We believe we have made significant progress over the last six years and built an organization with a broad and deep bench
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of Internet experience. The opportunity to become a part of Walgreens is the right next step in this journey.”
With more than $456 million in sales in 2010, drugstore.com is ranked as the eighth-largest e-tailer in the U.S. according to Internet Retailer magazine. Walgreens will maintain drugstore.com’s corporate office in Bellevue, Wash., after the transaction is completed. drugstore.com employs approximately 1,000 people at its offices, call center and distribution centers.
As a result of the merger, Walgreens will acquire the drugstore.com website in addition to other websites operated by the company.
Walgreens President of E-commerce Sona Chawla said, “This is a very exciting time for the Walgreens e-commerce business as we expand and build our multi-channel capabilities for a $67 billion sales company with the best and most convenient store network in America. drugstore.com significantly accelerates our multi-channel initiatives by expanding our product selection for our customers, adding new capabilities through their well-known beauty and skin care websites, and joining their talented team with our strong and growing e-commerce organization. Over the past two years, we’ve established the infrastructure from which to grow our multi-channel products and services, and by combining drugstore.com’s capabilities we are well on our way to achieving our goal of becoming the most convenient multi-channel retailer for health and daily living needs.”
The transaction is consistent with Walgreens previously outlined capital allocation objectives, which include investing in strategic opportunities that reinforce the company’s core strategies and meet return requirements.
The company anticipates the transaction to be dilutive to earnings per share in the fourth quarter of fiscal 2011 by approximately 3 cents due to transaction-related one-time costs. Based on
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Walgreens intention to reinvest in the business, the company further anticipates the transaction to be dilutive to earnings per share by 3 to 4 cents in fiscal 2012, and 1 to 2 cents in fiscal 2013. Approximately 1 cent of the anticipated annual dilution per share is due to the estimated impact of incremental amortization based on Purchase Accounting assumptions. The company also anticipates an approximately $80 million present value cash flow benefit associated with the assumption of drugstore.com’s net operating losses and other tax related benefits.
drugstore.com will maintain separate branding of its websites after the transaction closes. Over the long term, Walgreens intends to enhance its multi-channel product assortment and the overall customer experience by leveraging drugstore.com’s websites.
drugstore.com was founded in 1998 with a mission to serve the health, beauty and wellness consumer with selection, convenience, information and personal service. The web store was launched on Feb. 24, 1999.
Credit Suisse Securities (USA) LLC acted as financial advisor to Walgreens in the transaction, and the law firms of Sidley Austin LLP and Weil Gotshal & Manges LLP served as legal counsel for Walgreens. Allen & Company LLC and Sonenshine Partners LLC acted as financial advisors to drugstore.com. The law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation served as legal counsel to drugstore.com.
About Walgreens
Walgreens (www.walgreens.com) is the nation’s largest drugstore chain with fiscal 2010 sales of $67 billion. The company operates 7,689 drugstores in all 50 states, the District of Columbia and Puerto Rico. Each day, Walgreens provides nearly 6 million customers the most convenient, multi-channel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice in communities across America. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along
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with respiratory services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. Take Care Health Systems is a Walgreens subsidiary that is the largest and most comprehensive manager of worksite health centers and in-store convenient care clinics, with more than 700 locations throughout the country.
About drugstore.com, inc.
drugstore.com, inc. is a leading online retailer of health, beauty, clinical skincare, and vision products. Our portfolio of brands includes: drugstore.com™, Beauty.com™, SkinStore.com™ and VisionDirect.com™. All provide a convenient, private and informative shopping experience, while offering a wide assortment of approximately 60,000 non-prescription products at competitive prices.
The drugstore.com pharmacy service, in association with BioScrip Pharmacy Services, Inc., is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and complies with federal and state laws and regulations in the United States.
Additional Information about the Transaction
This press release is not, and is not intended to be, a solicitation of proxies or an offer of securities. drugstore.com plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Walgreens, drugstore.com, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by drugstore.com through the website maintained by the SEC at www.sec.gov and by contacting drugstore.com Investor Relations at (212) 331-8424. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on drugstore.com’s website at www.drugstore.com.
Participants in the Acquisition of drugstore
drugstore.com and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of drugstore.com’s stockholders in connection with the proposed transaction will be set forth in the Proxy Statement described above when it is filed with the SEC. Additional information regarding drugstore.com’s executive officers and directors is included in drugstore.com’s definitive proxy statement, which was filed with the SEC on April 30, 2010. You can obtain free copies of this document from drugstore.com using the contact information above.
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Forward-Looking Statements
Information set forth in this press release contains forward-looking statements, which involve a number of risks and uncertainties. These statements include those regarding the closing of the transaction and the expected timing thereof and the potential effects of the acquisition. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of drugstore.com’s stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; and other factors described in Walgreens Annual Report on Form 10-K for the year ended August 31, 2010, drugstore.com’s Annual Report on Form 10-K for the year ended January 2, 2011 and their respective subsequent SEC filings, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, Walgreens and drugstore.com disclaim any obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.
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